Exhibit 99.1

Exactus Inc. appoints Derek Du Chesne as Chief Growth Office and announces Company to present at NobleCon16

DELRAY BEACH, Fla., February 18, 2020 (GLOBE NEWSWIRE) – Exactus, Inc. (OTCQB:EXDI) (the “Company”), a hemp farmer and manufacturer of hemp-derived phytocannabinoid products, today announced that it has appointed Derek Du Chesne as Chief Growth Officer and the company will be presenting at the NobleCon 16 Investor Conference.

Exactus welcomes Derek Du Chesne who joins the company as Chief Growth Officer. Prior to joining Exactus, Derek was responsible for securing over $40 million in funding for his previous company, he is an expert in the hemp industry with a large network of connections. Mr. Du Chesne is a brand management professional who has a proven track record of integrated marketing strategy, through concept, development, and launch, building iconic brands by orchestrating successful campaign deployment on both a global and regional scale.

“We are happy to announce that Derek Du Chesne has joined Exactus Inc. to continue our growth and exceed our 2019 revenue,” said Emiliano Aloi, President and CEO of Exactus. “Derek has been a principal driving force in redefining the strategy of his previous company and harnessing revenues upwards of $100mm in 2019 within our industry. His industry knowledge and market vision are bar none. There are only a handful of executives in the world that hold that accolade and we are very happy to have him in our team to help drive our new strategic plan.”

Emiliano Aloi and Derek Du Chesne will be presenting at Noble Capital Markets’ 16th Annual Investor Conference at the Hard Rock Hotel & Casino, Hollywood, Florida on Tuesday, February 18th at 2 pm Eastern Standard Time.

A high-definition, video webcast of the presentation will be available the following day on the Company's website and HERE, as well as part of a complete catalog of presentations available at Noble Capital Markets’ Conference website: www.nobleconference.com and on Channelchek www.channelchek.com the investor portal created by Noble. The webcast will be archived on the company's website, the NobleCon website and on Channelchek.com for 90 days following the event.

To learn more about Exactus, Inc., visit the website at www.exactushemp.com.

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About Exactus, Inc.
Exactus Inc. is dedicated to introducing hemp-derived phytocannabinoid products that meet the highest standards of quality and traceability into mainstream consumer markets. The Company has made investments in farming and has over 200 acres of Cannabinoid-rich hemp in Southwest Oregon. The Company is introducing a range of consumer brands, such as Green Goddess Extracts™, Levor Collectiontm, Phenologietm, Paradise CBDtm and Exactustm.

Hemp is a federally legal type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. After over 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp at the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the states. As a result, in 2019 hemp was generally removed from the Controlled Substances Act (CSA) and enforcement by the Drug Enforcement Administration (DEA).

For more information about Exactus: www.exactusinc.com.

About Noble Capital Markets, Inc.
Noble Capital Markets (“Noble”) is a research driven boutique investment bank that has supported small & microcap companies since 1984. As a FINRA and SEC licensed broker dealer Noble provides institutional-quality equity research, merchant and investment banking, wealth management and order execution services. In 2005, Noble established NobleCon, an investor conference that has grown substantially over the last decade. In 2018 Noble launched www.channelchek.com - a new investment community dedicated exclusively to small and micro-cap companies and their industries. Channelchek is tailored to meet the needs of self-directed investors and financial professionals. Channelchek is the first service to offer institutional-quality research to the public, for FREE at every level without a subscription. More than 6,000 emerging growth companies are listed on the site, with growing content including webcasts, podcasts, and balanced news.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019, and in other periodic and current reports we file with the SEC. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com